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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS






The Board of Directors
Gaston Federal Bancorp, Inc.


We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-77657) of Gaston Federal Bancorp, Inc. of our report dated October 26, 1999 relating to the consolidated statements of condition, operations, comprehensive income, changes in equity and cash flows as of and for the years ended September 30, 1999 and 1998, which report is incorporated by reference in the September 30, 1999 annual report on Form 10-KSB of Gaston Federal Bancorp, Inc.



                                          /s/ Cherry, Bekaert & Holland, L.L.P.

Gastonia, North Carolina
December 27, 1999